1048136 ALBERTA LTD.

c/o 1800, 999 West Hastings Street

Vancouver, British Columbia

Canada V6C 2W2

June 30, 2005

Cascade Energy, Inc.

3405 Folsom Blvd.

Suite 820

Folsom, CA 95630

Attention:	Mr. Sam Johal, President

Dear Sir:

Re:	Farmout Agreement – Acadia Prospect, Province of Alberta
_	_________________________________________________

Pursuant to an agreement (the “Acadia Farmout and Option Agreement") dated the 21st day of January, 2005, between Hanna Oil & Gas Company-Canada Inc., Firefly Resources Ltd. and Moraine Resources Ltd. (collectively referred to herein as the “Original Farmor”) and Vega Resources Ltd. (“Vega”), Vega can earn an interest in certain title documents and the lands associated therewith (all as more particularly described in Schedule “A” of the Acadia Farmout and Option Agreement) by performing the obligations contained in the Acadia Farmout and Option Agreement.

Pursuant to a subsequent agreement (the “Vega Participation Agreement") dated the 28th day of January, 2005, between Vega and 1048136 Alberta Ltd. (“1048136”), 1048136 can earn 100% of the interests that Vega can otherwise earn under the Acadia Farmout and Option Agreement (subject to the royalty reserved unto Vega by the Vega Participation Agreement) by performing the obligations contained in the Vega Participation Agreement. A true copy of the Vega Participation Agreement (which has a true copy of the Acadia Farmout and Option Agreement attached thereto as a schedule) is attached hereto as Appendix “A”.

Pursuant to a certain farmout agreement between 1048136 and Emerson Oil & Gas, Inc. (“Emerson”) dated May 19, 2005 (the “Emerson Agreement”), Emerson has been offered the opportunity to earn 49% of 1048136’s interest in one (1) section of the Farmout Lands by drilling, completing, or capping and abandoning, one (1) well. Emerson has now drilled a well (the “11-16-24-2W4M well”) on Section 16 of the Farmout Lands (“Section 16”) and, under the Emerson Agreement, Emerson is now required to complete the same at its sole cost and expense.

Cascade wishes to participate with 1048136 in the further development of Section 16 and 1048136 is willing to grant to Cascade the opportunity to earn a 21% interest in that section, including the 11-16-24-2W4M well, by agreeing to paying all additional costs and expenses whatsoever relating to all development on Section 16 from the date of this Agreement forward. The interest in Section 16 earned by Cascade hereunder shall remain subject to royalties reserved by the Acadia Farmout and Option Agreement and the Vega Participation Agreement.

1.	Interpretation
(a)	The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

(b)

The terms and expressions used herein shall have the same meanings as are ascribed to such terms and expressions in the Vega Participation Agreement and the Acadia Farmout and Option Agreement, as the case may be.

(c)	Wherever the plural or masculine or neuter is used the same shall be construed as meaning singular or feminine or body politic or corporate, or vice versa as the context so requires.

2.	Appointment of Operator

1048136 is appointed Operator, as between 1048136 and Cascade, with respect to all operations conducted hereunder and 1048136 shall make all development decisions., with reasonable consultation with Cascade.

3.	Vega Participation Agreement

Except as modified by the terms of this Agreement, the terms and conditions of the Vega Participation Agreement shall control the operation of the parties and shall be deemed to be incorporated herein.

4.	Trust Conditions and Term

1048136 agrees that, to the extent that the assignment to Cascade by 1048136 of certain rights and obligations under the Vega Participation Agreement is not formally recognized and recorded by Vega or the Original Farmor, as the case may be, 1048136 shall hold Cascade’s interests in the Vega Participation Agreement, Acadia Farmout and Option Agreement as the case may be, in trust for Cascade and shall ensure that all performance by Cascade under the terms of this Agreement, as assignee of some of the obligations of 1048136 under the Vega Participation Agreement, is noted, recorded and properly credited. If requested by Cascade, 1048136 agrees to record this trust in writing pursuant to a trust agreement (in a form similar to the form attached to the Acadia Farmout and Option Agreement as Schedule “E”, amended as applicable to reflect the interest of Cascade in a portion of the Farmout Lands) until such time as the interest of Cascade may be formally recorded.

5.	Obligations and Interest Earned

Cascade shall assume all payment obligations of 1048136 or reverting to 1048136 with respect to the ongoing development of 1048136’s interest in Section 16 of the Farmin Lands and shall be entitled to 21% of all benefits thereby accruing from Section 16, subject to royalties reserved by the Acadia Farmout and Option Agreement and the Vega Participation Agreement. In the event of a failure by Cascade to fund the required portion of a given development program, Casacade shall suffer dilution in proportion to the amount that went unfunded by Cascade. In this regard, 1048136’s determination shall be final and binding on Cascade.

6.	Assignment

Cascade shall not assign its rights under this Agreement in whole or in part.

7.	Other Encumbrances

If the interest of either party in the Section 16 shall hereafter become encumbered by any royalty, production payment or other charge of a similar nature, other than the royalties as set forth under the Acadia Farmout and Option Agreement or Vega Participation Agreement, such royalty, production payment or other charge shall be charged to and paid entirely by the party whose interest is or becomes thus encumbered.

8.	Warranty of Title

1048136 makes no representation or warranties as to the status of title to the Farmout Lands and such title must be independently verified by Cascade.

No party shall do or cause to be done any act nor make or cause to be made any omission whereby Section 16 becomes encumbered in such a way as to adversely affect the interests of the other parties, or become subject to termination or forfeiture.

9.	No Partnership

The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, it being the parties' express purpose and intention that nothing herein shall be construed as creating a partnership of any kind or imposing upon any party hereto any partnership duty, obligation or liability to the other party other than as specifically set forth herein.

10.	Further Assurance

Each of the parties shall at all times do all such further acts and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

11.	Notice

Notwithstanding anything to the contrary contained herein, all notices required or permitted hereunder shall be in writing. Any notice to be given hereunder shall be deemed to be served properly if served in any of the following modes:

a)	personally, by delivering the notice to the party on which it is to be served at that Party's address for service; or

b)

by telecopy or telex (or by any other like method by which a written message may be sent) directed to the party on which it is to be served at that party's address for service. A notice so served shall be deemed to be received by the addressee when actually received by it, if received within normal business hours on any day other than a Saturday, Sunday or statutory holiday in British Columbia or at the commencement of the next ensuing business day following transmission if such notice is not received during such normal business hours; or

c)

by mailing it first class (air mail if to or from a location outside of Canada) registered post, postage prepaid, directed to the party on which it is to be served at that party's address for service. Notices so served shall be deemed to be received by the addressee at noon, local time, on the earlier of the actual date of receipt or the fourth day (excluding Saturdays, Sundays and statutory holidays in British Columbia) following the mailing thereof. However, if postal service is (or is reasonably anticipated to be) interrupted or operating with unusual delay, notice shall not be served by such means during such interruption or period of delay.

12.	Address for Service

The address for service of notices hereunder of each of the parties shall be as follows:

1048136:	c/o Harder & Company

Suite 1800, 999 West Hastings Street

Vancouver, B.C. V6C 2W2

Facsimile: (604) 682-4467

Cascade:	Cascade Energy, Inc.

3405 Folsom Blvd.

Suite 820

Folsom, CA 95630

Facsimile: (916) 608-8747

A party may change its address for service by notice to the other party, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

13.	Insurance

Cascade shall carry insurance with a reputable insurance company in the manner and in the amounts set out in the Operating Procedure.

14.	Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15.	Proper Law

This Agreement and the relationship between the parties shall be construed and determined according to the laws of the Province of British Columbia, and the courts having original jurisdiction with respect to any matter or thing arising directly or indirectly relating to this Agreement shall be the courts of the Province of British Columbia.

16.	Supercession

This Agreement supercedes and replaces all other agreements, documents, writings and verbal understandings between the parties with respect to the subject matter of this Agreement.

17.	Counterparts

This Agreement may be executed in counterparts and by facsimile.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

1048136 ALBERTA LTD.	CASCADE ENERGY, INC.

per:/s/ Scott Marshall	per: /s/ Chris Foster

per:__________________________	per:_____________________________

APPENDIX A

to the Agreement between 1048136 Alberta Ltd. and Cascade Energy, Inc.

(dated June 30, 2005)

Copy of Vega Participation Agreement

-attached hereto-

PARTICIPATION AGREEMENT

THIS AGREEMENT made this 28th day of January 2005

BETWEEN:

VEGA RESOURCES LTD., a body corporate, having an office in the City of Calgary in the Province of Alberta

(herein called the "Grantor")

OF THE FIRST PART

AND

1048136 ALBERTA LTD., a body corporate, having its registered and records office in the City of Calgary in the Province of Alberta

(hereinafter called the "Participant")

OF THE SECOND PART

WHEREAS pursuant to an Agreement (hereinafter referred to as "the Farmout Agreement") dated the 21st day of January, 2005, and made between Hanna Oil and Gas Company -Canada, Inc, Firefly Resources Ltd. and Moraine Resources Ltd. (hereinafter collectively referred to as the “Farmor”) and the Grantor (hereinafter sometimes referred to as the “Farmee”), it is provided that the Farmee, by performing certain obligations contained in the Farmout Agreement, will become entitled to earn an interest in certain title documents and the lands associated therewith, all as more particularly described in the Farmout Agreement (a true and correct copy of which is attached hereto as Schedule "A");

AND WHEREAS the Participant desires to participate with the Grantor as if the Participant had been the Farmee in the Farmout Agreement, by assuming a share of the obligations therein contained and an interest in the lands thereunder.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants and agreements of the parties hereinafter set forth, the parties do hereby covenant and agree as follows:

1.	INTERPRETATION

(a)	The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

(b)	The terms and expressions used herein shall have the same meanings as are ascribed to such terms and expressions under the Farmout Agreement.

(c)	Wherever the plural or masculine or neuter is used the same shall be construed as meaning singular or feminine or body politic or corporate, or vice versa as the context so requires.

2.	APPOINTMENT OF OPERATOR

The Participant is appointed Operator, as between the Grantor and the Participant, with respect to all operations conducted hereunder; however, the Grantor shall have the joint authority with the Participant to deal with the Farmor on behalf of the parties in respect of matters arising out of the Farmout Agreement.

3.	FARMOUT AGREEMENT

Except as modified by the terms of this Agreement, the Terms and conditions of the Farmout Agreement together with its operating provisions shall control the operation of the parties and shall be deemed to be incorporated herein.

4.	TRUST CONDITIONS AND TERM

The Grantor agrees that, to the extent that the present assignment of the Grantor’s rights and obligations under the Farmout Agreement is not formally recognized and recorded by the Farmor, the Grantor shall hold the Participant’s interests in the Farmout Agreement, Farmout Lands and Option Lands, as the case may be, in trust for the Participant and shall ensure that all performance by the Participant under the terms of this Agreement and the Farmout Agreement are noted and recorded as the due performance of the Farmee under the Farmout Agreement. If requested by the Participant, the Grantor agrees to record this trust in writing pursuant to a trust agreement (in the form attached to the Farmout Agreement as Schedule “E”, amended as applicable to reflect the interests of the Participant in the Farmout Lands and Option Lands, as they exist from time to time) until such time as the interests of the Participant in the Farmout Agreement, Farmout Lands and Option Lands, as applicable, may be formally recorded.

5.	PARTICIPATING INTEREST

The Participant shall assume all of the obligations of the Grantor under the Farmout Agreement, including the drilling of the Test Well, and the Participant shall thereby be entitled to 100% of the benefits and interests earned by the Farmee under the Farmout Agreement,, subject to the payment to the Grantor of a $15,000 fee for geological consulting and prospect engineering services (to be paid upon the execution of this Agreement) and the reservation of a 3% Gross Over-Riding Royalty by the Grantor, as more particularly set out in Schedule “B” attached hereto..

6.	OPTION WELL(S)

(a)

If the Participant, in its absolute discretion, wishes to proceed with the drilling of the Option Well (s), the provisions of clause 5 hereto will apply to the Options Well (s) drilled on the Farmout Lands and/or Option Lands, as the case may be.

(b)

If the Participant does not wish to proceed with the drilling of certain Option Well (s), then the Grantor shall be free to do so independently, provided there is no resulting liability to the Participant. The Grantor shall be solely responsible for all costs, expenses and liabilities thereby incurred and shall be entitled to all benefits and interests pursuant to the Farmout Agreement that are earned as a result.

7.	SELETION OF WELL LOCATIONS

The parties agree to meet from time to time to discuss ongoing operations under the Farmout Agreement including selection of well locations. Notwithstanding such discussions, should the parties fail to agree on the location of an earning well then the Participant’s choice shall be binding upon the parties.

8.	GRANT AND CREDITS

Any credits or grants allowable under any acts, rules, regulations or other laws of the Province of Alberta and/or Canada shall be shared by the parties in accordance with the manner in which the parties bear the cost of operations which give rise to the generation of such credits or grants.

9.	ASSIGNMENT BY PARTICIPANT

The Participant shall not assign its rights under this Agreement in whole or in part without first obtaining the written consent of Grantor which consent may not be unreasonably withheld. Notwithstanding any assignment by the Participant, the Grantor will always look to the Participant for performance of any duties and obligations required to be carried out by the Participant under this Agreement during the Test Well phase of the Farmout Agreement, unless otherwise agreed to in writing by Grantor.

10.	OTHER ENCUMBERANCES

If the interest of either party in the Farmout Lands hereafter shall become encumbered by any royalty, production payment or other charge of a similar nature, other than the royalties as set forth under the Farmout Agreement, such royalty, production payment or other charge shall be charged to and paid entirely by the party whose interest is or becomes thus encumbered.

11.	WARRANTY OF TITLE

The Grantor makes no representation or warranties as to its or Farmor's title to the Farmout Lands and Option Lands but covenants that they are encumbered only to the extent noted in the Farmout Agreement.

During the term of this Agreement, no party shall do or cause to be done any act nor make or cause to be made any omission whereby the Farmout Lands or Option Lands become encumbered in such a way as to adversely affect the interests of the other parties, or become subject to termination or forfeiture.

12.	NO PARTNERSHIP

The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, it being the parties' express purpose and intention that nothing herein shall be construed as creating a partnership of any kind or imposing upon any party hereto any partnership duty, obligation or liability to the other party.

13.	NOTICE PERIODS

The parties will endeavor on a bonafide basis to meet at least five (5) days prior to the date when either any election must be made or any notice must be sent to the Farmor, for the purposes of discussing such election or notice in order to enable Grantor, on behalf of the parties, to comply with the provisions of the Farmout Agreement.

14.	FURTHER ASSURANCE

Each of the parties shall at all times do all such further acts and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

15.	NOTICE

Notwithstanding anything to the contrary contained herein, all notices required or permitted hereunder shall be in writing. Any notice to be given hereunder shall be deemed to be served properly if served in any of the following modes:

a)	personally, by delivering the notice to the Party on which it is to be served at that Party's address for service; or

b)

by telecopy or telex (or by any other like method by which a written message may be sent) directed to the party on which it is to be served at that Party's address for service. A notice so served shall be deemed to be received by the addressee when actually received by it, if received within normal business hours on any day other than a Saturday, Sunday or statutory holiday in Alberta or at the commencement of the next ensuing business day following transmission if such notice is not received during such normal business hours; or

c)

by mailing it first class (air mail if to or from a location outside of Canada) registered post, postage prepaid, directed to the Party on which it is to be served at that Party's address for service. Notices so served shall be deemed to be received by the addressee at noon, local time, on the earlier of the actual date of receipt or the fourth (4th) day (excluding Saturdays, Sundays and statutory holidays in Alberta) following the mailing thereof. However, if postal service is (or is reasonably anticipated to be) interrupted or operating with unusual delay, notice shall not be served by such means during such interruption or period of delay.

16.	ADDRESS FOR SERVICE

The address for service of notices hereunder of each of the Parties shall be as follows:

Grantor:	Vega Resources Ltd.
5008 Varsity Drive N.W.
Calgary, Alberta T3A 1A5

Facsimile: (403) 286-2139

Participant:	1048136 Alberta Ltd.

c/o 1800, 999 W. Hastings Street

Vancouver, B.C. V6C 2W2

Facsimile: (604) 682-4467

A Party may change its address for service by notice to the other Party, and such changed address for service thereafter shall be effective for all purposes of this Agreement.

17.	INSURANCE

The parties shall individually carry insurance with a reputable insurance company in the manner and in the amounts set out in the Operating Procedure. To the extent of its cost sharing interest, the Participant agrees to be covered by Grantor's "Control of Well" insurance and Grantor agrees to make suitable arrangements in that regard. Participant will bear and pay its proportionate share of such coverage at cost.

18.	SUCCESSORS AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

19.	PROPER LAW

This Agreement and the relationship between the parties shall be construed and determined according to the laws of the Province of Alberta, and the courts having original jurisdiction with respect to any matter or thing arising directly or indirectly relating to this Agreement shall be the courts of the Province of Alberta.

20.	SUPERCESSION

This Agreement supercedes and replaces all other agreements, documents, writings and verbal understandings between the parties with respect to the subject matter of this Agreement.

21.	COUNTERPARTS

This Agreement may be executed in counterparts and by facsimile.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first written above.

VEGA RESOURCES LTD.	1048136 ALBERTA LTD.

per:__________________________	per:_____________________________

per:__________________________	per:_____________________________

SCHEDULE A

to the Participation Agreement between Vega Resources Ltd. and

1048136 Alberta Ltd., dated January 28, 2005

Copy of Farmout Agreement

•	attached hereto –

FARMOUT and OPTION AGREEMENT

Empress Area, Alberta

Made as of the 21st day of January, 2005

BETWEEN:

HANNA OIL AND GAS COMPANY-CANADA, INC., a body corporate with an office in the City of Calgary, Alberta (“Hanna”)

-and-

FIREFLY RESOURCES LTD. a body corporate with an office in the City of Calgary, Alberta (“Firefly”)

-and-

MORAINE RESOURCES LTD. a body corporate with an office in the City of Calgary, Alberta (“Moraine”)

(Hanna, Firefly and Moraine are hereinafter collectively referred to as “Farmor”)

-and-

VEGA RESOURCES LTD., a body corporate with an office in the City of Calgary, Alberta (“Vega”)

WHEREAS Farmor is prepared to grant Vega the right to earn an interest in the Farmout Lands and the Option Lands in which Farmor holds an undivided one hundred percent (100%) working interest, on the terms and conditions herein provided.

In consideration of the mutual covenants contained in this Agreement the Parties agree as follows:

1.	DEFINITIONS

In this Head Agreement the definitions in the Farmout & Royalty Procedure shall apply, unless the context otherwise requires, and, the words below shall have the meanings indicated:

“Agreement” means the Head Agreement and the Schedules attached to it.

“Contract Depth” means a depth sufficient to penetrate fifteen metres (15 m) into the Paleozoic formation or nine hundred and fifty meters (950 m) subsurface, whichever first occurs;

“Earning Well” means the Test Well and the Option Well(s), as the case may be;

“Effective Date” means January 21, 2005;

“Farmee” means Vega;

“Farmor” means Hanna as to a 56% interest, Firefly as to a 24% interest and Moraine as to 20%;

“Farmout & Royalty Procedure” means the 1997 CAPL Farmout & Royalty Procedure which is hereby modified by the 1997 CAPL Farmout & Royalty Procedure election and amendment sheet attached hereto as Schedule “B”

“Farmout Lands” means the areal, stratigraphic and substance rights described as “Farmout Lands” in Schedule “A” of the Agreement or so much of those rights as remain subject to the Agreement and the Title Documents, excluding any Reserved Formations;

“Head Agreement” means the Agreement, other than the Schedules;

“Lessor Royalty” means a lessor royalty under a Title Document;

“Operating Procedure” means the standard form 1990 CAPL Operating Procedure and 1996 PASC Accounting Procedure with elections attached hereto as Schedule “C”

“Option Lands” means the areal, stratigraphic and substance rights described as “Option Lands” in Schedule “A” of the Agreement or so much of those rights as remain subject to the Agreement and the Title Documents, excluding any Reserved Formations;

“Option Well” means the well or wells, in addition to the Test Well, that the Farmee has the option to drill, pursuant to clause 6 entitled ROLLING OPTION WELL(s) of the Head Agreement, to earn a Working Interest in the Farmout Lands and/or the Option Lands, as the case may be;

“Pre-Farmout Working Interests” means the undivided Working Interests of the Parties the Farmout Lands and Option Lands, prior to any earning hereunder, as described in Schedule “A”

“Test Well” means the first well drilled under the Head Agreement as provided for in clause 4 entitled TEST WELL of the Head Agreement;

“Title Documents” means the documents of title described as “Title Documents” in Schedule “A” to the Agreement, insofar as they relate to the Farmout Lands, the Option Lands and all renewals, extensions, continuations or documents of title issued in substitution or by selection.

“Trust Agreement” means the form of trust agreement attached hereto as Schedule “E”.

“Well Requirement Sheet” means the document specifying the type of information required to be supplied by the Farmee to the Farmor pursuant to the Farmout & Royalty Procedure and attached hereto as Schedule “D”.

2.	INCORPORATION OF PROVISIONS FROM THE FARMOUT & ROYALTY PROCEDURE

Except as otherwise set out herein and unless the context otherwise requires, clause 1.02 of the Farmout & Royalty Procedure which incorporates certain provisions of the Operating Procedure is hereby incorporated into the Head Agreement, except that any reference to “Operating Procedure” or “Farmout & Royalty Procedure” shall mean the Head Agreement. The following clauses are not incorporated as a conflicts clause and superseding clause are provided for in the clauses entitled “Supersedes Previous Agreements” and “Conflicts” of the Head Agreement”:

107 (Conflicts)

2801 (Supersedes Previous Agreements).

3.	SCHEDULES

The schedules described below are attached to and form part of this Agreement.

Schedule “A”	describes the Farmout Lands, Option Lands, Title Documents, Encumbrances and Pre-Farmout Working Interests;

Schedule “B”	is the 1997 CAPL Farmout & Royalty Procedure and the 1997 CAPL Farmout & Royalty Procedure election and amendment sheet;

Schedule “C”	is the Operating Procedure;

Schedule “D”	is the Well Requirement Sheet;

Schedule “E”	is the Trust Agreement.

4.	TEST WELL

Farmee shall, on or before March 15, 2005, subject to surface access, regulatory approvals and rig availability, commence drilling a well (hereinafter referred to as the “Test Well”) at a location of its choice on the Farmout Lands and shall continuously and diligently drill the Test Well to Contract Depth and complete, cap or abandon same at its sole cost, risk and expense. Farmee shall conduct all operations hereunder in accordance with good oilfield practices and in strict compliance with the terms of the Title Documents, this Agreement and the Regulations.

5.	INTEREST EARNED

Subject to Article 3.00 of the Farmout & Royalty Procedure and Clause 4 herein and provided Farmee is not in default under this Agreement, Farmee will earn 100% of the Farmor’s Pre-Farmout Working Interests in four (4) sections of the Farmout Lands from surface to base of the deepest formation fully penetrated and evaluated, subject to the Overriding Royalty reserved by Farmor under the Farmout & Royalty Procedure. The said four (4) sections shall be selected with fourteen (14) days of rig release of the Test Well, which selection must conform to the Department of Energy Regulations governing lease selection from a PNG License.

6.	ROLLING OPTION WELL(s)

If the Farmee has drilled the Test Well, has earned as provided for in clause 5 herein, and is not otherwise in default under this Agreement, the Farmee will have the right and option, for thirty (30) days from rig release of the last Earning Well drilled on the Farmout Lands or Option Lands, as the case may be, in which to elect in writing to Farmor to:

(a)

drill a well (hereinafter referred to as the “Option Well”) at a location of its choice on four pre-selected unearned sections of the Farmout Lands, which Option Well must be spudded by Farmee no later than forty five (45) days after its election, subject to surface access, rig availability and regulatory approvals. Farmee shall continuously and diligently drill the Option Well to Contract Depth and complete, cap or abandon same at its sole cost, risk and expense. Farmee shall conduct all operations hereunder in accordance with good oilfield practices and in strict compliance with the terms of the Title Documents, this Agreement and the Regulations; or

(b)

drill an Option Well at a location of its choice on the Option Lands, which Option Well must be spudded by Farmee no later than sixty (60) days after its election, subject to surface access, rig availability and regulatory approvals. Farmee shall continuously and diligently drill the Option Well to Contract Depth and complete, cap or abandon same at its sole cost, risk and expense. Farmee shall conduct all operations hereunder in accordance with good oilfield practices and in strict compliance with the terms of the Title Documents, this Agreement and the Regulations.

Failure by Farmee to elect to drill an Option Well in accordance with the provisions of subclause (a) or (b) above shall be deemed to be an election to surrender its rights to drill an Option Well and to earn an interest in the unearned Farmout Lands and Option Lands.

7.	OPTION WELL EARNING

(a)

In the event Farmee elects to drill an Option Well pursuant to clause 6 (a) herein, Farmee will, subject to Article 3.00 of the Farmout & Royalty Procedure and clause 6 (a) herein and provided Farmee is not in default under this Agreement, will earn 100% of the Farmor’s Pre-Farmout Working Interests in four (4) sections of the unearned Farmout Lands from surface to base of the deepest formation fully penetrated and evaluated, subject to the Overriding Royalty reserved by Farmor under the Farmout & Royalty Procedure. The said four (4) sections shall be selected with fourteen (14) days of rig release of the Option Well, which selection must conform to the Department of Energy Regulations governing lease selection from a PNG License.

(b)	In the event Farmee elects to drill an Option Well pursuant to clause 6 (b) herein, Farmee will, subject to Article 3.00 of the Farmout & Royalty Procedure and clause 6 (b) herein and provided Farmee is not in default under this Agreement, earn one hundred (100%) percent of the Farmor’s Pre-Farmout Working Interest from surface to the base of the deepest formation penetrated and evaluated, in that section of the Option Lands in which the Option Well was drilled, subject to the Overriding Royalty and rights of conversion reserved by Farmor as set out in the Farmout & Royalty Procedure.

For clarification, the Option Lands earned pursuant to sub-clauses 7(b) above shall be held as follows:

	Before Payout	After Payout
Farmee	100%	60.0%
Hanna	GOR	22.4%
Firefly	GOR	9.6%
Moraine	GOR	8.0%

8.	AREA OF MUTUAL INTERST

The Parties hereto agree that Section 8-24-2W4 shall be an Area of Mutual Interest (“AMI”). The AMI shall have a term of the later of one (1) year from rig release of the last Earning Well drilled hereunder or the termination of earning by Farmee as provided for in this agreement. The Parties interest in the AMI shall be Farmee 60%, Hanna 22.4%, Firefly 9.6% and Moraine 8.0%.

9.	TRUST AGREEMENT

Farmor shall assign to Farmee the entire interest earned in the Farmout Lands, but if such assignment is not possible or practical, it shall hold such interests in trust for Farmee in accordance with the Trust Agreement.

8.	ASSIGNMENT

(a)

Until Farmee has earned the entire interest it is entitled to earn hereunder or its right to earn any further interest hereunder has terminated or expired, Farmee may not assign this Agreement, either in whole or in part.

(b)

Once Farmee has earned the entire interest it is entitled to earn hereunder or its right to earn any further interest hereunder has terminated or expired, 2401(A) of the standard form 1990 CAPL Operating Procedure shall apply to all dispositions of Working Interests hereunder and any reference to “party” therein shall mean “Party”.

9.	LIMITATIONS

The two (2) year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, S.A. 2000 c. L-12, as amended, for any claim (as defined in that Act) arising in connection with this agreement is extended to: (a) for claims disclosed by an audit, two (2) years after the time this agreement permitted that audit to be performed, and (b) for all other claims, four (4) years.

10.	ADDRESS FOR NOTICE

The address for service of notices hereunder for each Party is:

Hanna Oil and Gas Company-
Canada, Inc. 1400, 715 – 5th Avenue SW Calgary, AB T2P 2X6 Attn: Land Department Fax: (403) 265-1870	Firefly Resources Ltd. 1400, 715 – 5th Avenue SW Calgary, AB T2P 2X6 Attn: Ken Havard, President Fax: (403) 269-2557

Moraine Resources Ltd. 1411, 715 – 5th Avenue SW Calgary, AB T2P 2X6 Attn: William Turnbull, President Fax: (403) 265-1870	Vega Resources Ltd. 5008 Varsity Drive NW Calgary, AB T3A 1A5 Attn: Richard Johnson Fax: (403) 286-2139

11.	SUPERSEDES PREVIOUS AGREEMENTS

This Agreement supersedes all other agreements, documents, writings and verbal understandings between the Parties with respect to the Farmout Lands and the Option Lands and contains the entire agreement between the Parties with respect thereto.

12.	CONFLICTS

(a)	If any provision in the Head Agreement conflicts with any provision in an exhibit or schedule attached hereto (other than any Title Document), the provision of the Head Agreement shall prevail.

(b)

If there is a conflict between any provision of the Agreement and the Regulations or Title Documents, the Regulations or Title Documents, as the case may be, shall govern, except that: (i) as between the Parties in their capacities or as Working Interest owners, the Working Interests shall prevail if there is a difference between the Working Interests and the registered interests in the Title Documents; and (ii) the allocation of responsibility for losses as provided herein shall govern the relationship of the Parties.

(c)

If there is a conflict as provided in any subclause above, the Agreement (excluding Title Documents) shall be modified accordingly to the extent necessary to resolve such conflict, and, as so modified, shall continue in full force and effect.

13.	JURISDICTION

This Agreement shall be subject to and interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta. Each Party accepts the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first set out above.

HANNA OIL AND GAS COMPANY-CANADA, INC. Per: ______________________________ Chuck Gusa, Manager	FIREFLY RESOURCES LTD. Per: _______________________________ Kenneth Havard, President

MORAINE RESOURCES LTD. Per: ______________________________ William (Bill) Turnbull, President	VEGA RESOURCES LTD. Per: _______________________________ Name & Title

This is the execution page of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

SCHEDULE “A”

Attached to and made a part of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

Farmout Lands	Title Documents	Encumbrances	Pre-Farmout Working Interests

Twp 24 Rge 2W4M: Section’s 9, 10, 11, 12, 13, 14, 15, 16, 22 & 23 All PNG Rights	Alberta Crown PNG License #5303080787	Alberta Crown Royalty	Hanna 56% Firefly 24% Moraine 20%

Twp 24 Rge 2W4M: Section 17 All PNG Rights below base Viking formation Twp 24 Rge 2W4M: Section 21 All PNG Rights to base Viking formation
Twp 24 Rge 2W4M: Section 21 All PNG Rights below base Viking formation to basement	Alberta Crown PNG Lease #0400080023	Alberta Crown Royalty	Hanna 56% Firefly 24% Moraine 20%

Option Lands	Title Documents	Encumbrances	Pre-Farmout Working Interests
Twp 24 Rge 2W4M: Section 5 All PNG rights below base Medicine Hat formation to basement	Alberta Crown PNG Lease #0403010070	Alberta Crown Royalty	Hanna 56% Firefly 24% Moraine 20%

Twp 24 Rge 2W4M: Section 6 All PNG rights below base Medicine Hat formation to basement	Alberta Crown PNG Lease #0401110453	Alberta Crown Royalty	Hanna 56% Firefly 24% Moraine 20%

Twp 24 Rge 2W4M: Section 7 All PNG rights	Alberta Crown PNG Lease #0402010037	Alberta Crown Royalty	Hanna 56% Firefly 24% Moraine 20%

SCHEDULE “B”

Attached to and made a part of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

1997 CAPL FARMOUT AND ROYALTY PROCEDURE

ELECTIONS AND AMENDMENTS

______________________________________________________________________

1.	EFFECTIVE DATE [Subclause 1.01(f)]: January 21, 2005
2.	PAYOUT [Subclause 1.01(t)] Alternate A – With respect to the Option Lands only

3.	INCORPORATION OF CLAUSES FROM 1990 CAPL OPERATING PROCEDURE [Clause 1.02]

Clause 311 (Insurance) – Alternate A.

Add Subclause 311h

“In addition to the policies of insurance required under Clause 311A of the Operating Procedure, Farmee shall obtain and maintain control of well insurance to the extent of a minimum of three million dollars ($3,000,000) with respect to each well drilled hereunder and each such policy shall also include the waivers of subrogation required by Clause 311A of the Operating Procedure. All costs of insurance maintained by Farmee pursuant to this Clause shall be borne solely by Farmee and, upon request of Farmor, Farmee shall promptly provide Farmor with evidence that such insurance is maintained by Farmee, including a copy of any particular policy of insurance if so requested by Farmor.”

4.	OPTION WELLS [Article 4.00]

This optional Article 4.00 will X / will not __ apply herein.

5.	OVERRIDING ROYALTY [Article 5.00]

This optional Article 5.00 will X / will not __ apply herein.

6.	QUANTIFICATION OF OVERRIDING ROYALTY [Clause 5.01]

for crude oil, Alternate 1 will apply

Alternate 1: 15% of gross monthly production; or
Alternate 2: ___ (divisor); not less than __% and not more than __%

for all other Petroleum Substances, Alternate 1 will apply

Alternate 1: 15% of gross monthly production; or
Alternate 2: if not taken in kind: ____% of gross monthly production; or
if taken in kind ____% of gross monthly production

7.	ROYALTY PAYOR’S ALLOWED DEDUCTIONS OF OVERRIDING ROYALTY NOT TAKEN IN KIND [Subclause 5.04B]

DEDUCTIONS (5.04 B) Alternates:

1 only	__
2 only	__
1 and 2	X
neither 1 nor 2	__

Alternate 2 - 20%

Marketing Fees are not an allowed deduction.

8.	ROYALTY OWNER’S RIGHTS UPON SURRENDER [Subclause 5.08]

Add new paragraph:

“Surrender in this Clause shall include the Royalty Payor’s intention not to make application to continue a Title Document beyond its primary term. The Royalty Owner shall have the right for fifteen (15) days from the date of such surrender notice to request an assignment from the Royalty Payor of the interest that it desires to surrender. From and after the date of such surrender or assignment the Royalty Payor shall be discharged of, from and against any and all obligations with respect to the interests so surrendered or assigned to the extent that such obligations are attributable to the period commencing with the date of the surrender or assignment, and the lands and the leases as hereinbefore defined, shall thereafter be deemed to exclude the interests so surrendered or assigned. The provisions of this Clause shall be subject to the Title Documents covering the lands and in the event of conflict, the provisions of the Title Documents shall prevail.”

9.	CONVERSION OF OVERRIDING ROYALTY [Article 6.00]

This optional Article 6.00 will X / will not __ apply herein with respect to the Option Lands only.

10.	OPERATIONS AT CONVERSION [Clause 6.04]

If Article 6.00 applies, conversion will be to 40% of the Working Interest by Farmor. This Article applies only to the Option Lands.

11.	AREA OF MUTUAL INTEREST [Article 8.00]

This optional Article 8.00 will X/ will not ___ apply herein.

12.	LIABILITY AND INDEMNITY [Article 10.00]

Add:

“10.03 Survives Termination

This Article shall survive the termination of the Agreement until Farmee has fully and properly abandoned all well sites, surface and subsurface facilities on the Farmout Lands or used in connection with production from the Farmout Lands in accordance with the regulations and has fully restored the surface for such well sites, surface and subsurface facilities in accordance with the regulations.”

13.	LAND MAINTENANCE COSTS [Clause 11.02]

This optional Clause 11.02 will X / will not __ apply herein.

The Farmee will pay the Farmor $__________ with 30 days of Effective Date.

Add:

“Farmee shall be responsible for all rentals on a per diem basis payable on the Title Documents from the Effective Date until Farmee has earned an interest in the Farmout Lands and or the Option Lands or until Farmee’s right to earn any further interest is terminated or surrendered. Thereafter Farmee and Farmor shall pay all rentals and taxes on those Farmout Lands and Option Lands that Farmee has earned an interest in proportionate to the working interests they hold in such Farmout Lands and Option Lands.”

SCHEDULE “C”

Attached to and made a part of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

OPERATING PROCEDURE ELECTIONS

1990 CAPL OPERATING PROCEDURE

Clause 311 - Insurance:	Alternate A __	B X

Clause 604 - Marketing Fee:	Alternate A X_ B ___

(if 'B' is selected add specific options for petroleum, NG, NGL & sulphur)

Clause 903 - Less than All Parties Participate: Alternate A _ X_ B ___

Clause 1007 - Penalty Where Independent Well Results in Production:

1007 (a) (iv) - Development Wells 300%
1007 (a) (iv) - Exploratory Wells	500%

Clause 1010 (a) iv - exception:	180 days

Clause 2202 - Addresses for Notices:

Hanna Oil and Gas Company-Canada, Inc. 1400, 715 –5th Avenue SW Calgary AB T2P 2X6 Attn: Land Dept.	Firefly Resources Ltd. 1400, 715 –5th Avenue SW Calgary AB T2P 2X6 Attn: President
Moraine Resources Ltd. 1411, 715 – 5th Avenue SW Calgary, AB T2P 2X6 Attn: President	Vega Resources Ltd. 5008 Varsity Drive NW Calgary AB T3A 1A5 Attn: Land Dept.

Clause 2401 - Right to Assign/Sell/Dispose:	Alternate A _ X_	B ___

Clause 2404 - Recognition upon Assignment: deleted in its entirety and replaced with 1993 CAPL Assignment Procedure

1996 PASC ACCOUNTING PROCEDURE

Clause 105 - Operating Fund:	10%
Clause 110 - Approvals:	2 or more parties totalling 75%

Clause 112 - Expenditure Limitations:	(a) excess of $25,000 (c) excess of $25,000

Clause 202(b) Employee Benefits: (b) exceed 22%

Clause 213 - Camp & Housing: shall not

Clause 216 - Warehouse Handling: 5%

Clause 302 - Overhead Rates:

(a)	For each Exploration Project:
	(1)	5 % of the first $ 50,000; plus
	(2)	3 % of the next $100,000; plus
	(3)	1 % of cost exceeding the sum of (1) and (2)

(b)	For each Drilling Well:
	(1)	3 % of the first $ 50,000; plus
	(2)	2 % of the next $100,000; plus
	(3)	1 % of cost exceeding the sum of (1) and (2)

(c)	For each Initial Construction Project:
	(1)	5 % of the first $ 50,000; plus
	(2)	3 % of the next $100,000; plus
	(3)	1 % of cost exceeding the sum of (1) and (2)

(d)	For each Subsequent Construction Project:
	(1)	5% of the first $50,000; plus
	(2)	3% of the next $100,000; plus
	(3)	1% of the cost exceeding the sum of (1) and (2)

(e)	For Operation and Maintenance:
	(1)	- _% of the cost; and
	(2)	$250.00/producing well/month;
	(3)	$____Flat rate per month.
Rates for e(2) and e(3) will not be adjusted each July

Clause 406 - Dispositions: $25,000

SCHEDULE “D”

Attached to and made a part of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

WELL DATA REQUIREMENT SHEET

WELL NAME: __________________	LOCATION ________________________

1.	INFORMATION REQUIRED PRIOR TO DRILLING: PLEASE MAIL THE NOTICES TO:

Hanna Oil and Gas Company-Canada, Inc. 1400, 715 – 5th Avenue SW Calgary, AB T2P 2X6 Attention: Chuck Gusa, Manager	Moraine Resources Ltd. 1411, 715 – 5th Avenue S.W. Calgary, AB T2P 2X6 Attention: William (Bill) Turnbull, President
Firefly Resources Ltd. 1400, 715 – 5th Avenue SW Calgary, AB T2P 2X6 Attention: Kenneth Havard, President

# of Copies to each company

Required

Survey Plan	1
Application for Well Licence	1
Well Licence	1
Drilling Program and Geological Prognosis	1

2. DAILY E-MAIL DAILY REPORTS TO:

Hanna - Chuck Gusa hanna@pngland.com	Moraine - William (Bill) Turnbull williamturnbull@yahoo.com
Firefly - Kenneth Havard firefly@pngland.com

3. INFORMATION REQUIRED DURING & AFTER DRILLING: PLEASE MAIL TO THE ABOVE ADDRESSES

# of Copies to each Company

Required
Daily Written Reports	1
Logs: Field Prints	1
Final Digits	1
Core and Sample Descriptions	1
Drill Stem Test Reports	1
Core Analyses: Preliminary	1

Final	1
Oil, Water and Gas Analyses	1
Abandonment Report (AEUB Forms)	1
Well Status Reports(AEUB Forms)	1
Pressure Surveys, Completion Reports	1
Production Reports	1

Access to Well Site Operations	Yes	X No

4. FORMATION SAMPLES: ACCESS TO OPERATOR'S CUTTINGS

5. NOTICES REQUIRED:

24	hours notice of intention to spud
Immediate notice of oil or gas shows	X Yes	No
24	hours notice of intention to log, core or test
24	hours notice of completion or abandonment

Please direct all notices to the attention of:

Chuck Gusa, Manager - Hanna Oil and Gas Company-Canada, Inc.

Kenneth Havard, President - Firefly Resources Ltd.

William (Bill) Turnbull, President – Moraine Resources Ltd.

6.	ADDITIONAL REQUIREMENTS AND REMARKS

Chuck Gusa	Home Phone # (403) 288-9652
Cell # (403) 660-9029
Office # (403) 269-4182
E-Mail: hanna@pngland.com

Kenneth Havard	Office # 237-8778
E-Mail: >firefly@pngland.com

William (Bill) Turnbull	Office # (403) 263-1933
E-Mail: williamturnbull@yahoo.com

SCHEDULE “E”

Attached to and made a part of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

TRUST AGREEMENT

THIS AGREEMENT made the	day of	, 19

BETWEEN:

, a body corporate,

having an office at the City of Calgary, in the Province of Alberta

(“Trustee”)

-and-

, a body corporate,

having an office at the City of Calgary, in the Province of Alberta

(“Beneficiary”)

Trustee is the lessee under a lease (the “Lease”) granting to lessee certain petroleum or natural gas rights or both which may be found within, upon or under certain lands (the” Lands”). The Lease and Lands are described in Schedule “A” hereto.

Trustee and Beneficiary are parties to an agreement (the “Agreement") described in Schedule “A” hereto whereby Beneficiary is entitled to certain interests in the Lease and Trustee agrees to hold the interest (the “Trust Interest”) of the Beneficiary in the Lease in trust on the terms and conditions set out below.

In consideration of the mutual promises, covenants and conditions and in consideration of the sum of $10.00, receipt of which is hereby acknowledged, the parties agree as follows:

1.	The effective date of this Declaration is the date first written above.

2.	Trustee hereby acknowledges and agrees that from the date of this agreement and for the balance of the unexpired term of the Lease and subject to the Agreement and this agreement;

(a)	it holds the Trust Interest in trust for Beneficiary;

(b)	all benefit accruing to the Trust Interest, if and when received by Trustee, shall be held by Trustee, its successors and assigns, for the benefit of Beneficiary; and

(c)

it will not transfer, encumber, or in any other way dispose of the Trust Interest except with the written consent of Beneficiary or with the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, PROVIDED HOWEVER, Trustee may dispose of the Trust Interest without Beneficiary’s consent if Trustee disposes of all its beneficial interest in the Lease and the party acquiring such interest agrees, in writing, to hold the Trust Interest in trust for Beneficiary and be bound by the terms of this Agreement in respect thereto.

3.	Trustee does not purport to hold in trust and does not warrant to Beneficiary any better title to the Trust Interest than it has now or is entitled to receive.

4.

Where applicable, Trustee shall use its reasonable efforts, notwithstanding any restrictions on assignment contained in the Lease, to have the operator under the applicable operating agreement recognize and deal directly with Beneficiary.

5.

(a)        Beneficiary shall forthwith upon being invoiced by Trustee reimburse Trustee for the annual rental payments under the Lease, provided that all invoices delivered by Trustee to Beneficiary are in respect of annual rental payments that are payable or have been paid by Trustee.

(b)	Trustee shall use its reasonable efforts to keep Beneficiary apprised of all notices, operations and other matters insofar as they relate to the Trust Interest.

6.

When requested to do so by Beneficiary Trustee shall, subject to all applicable laws and all applicable agreements, assign the Trust Interest to an assignee specified by Beneficiary or execute a further trust agreement(s) in favor of such assignee as Beneficiary may designate in writing.

7.
(a)

Trustee shall not be liable to Beneficiary for any loss or damage arising from any act or omission of Trustee so long as Trustee acts in good faith and performs its obligations diligently and in a timely manner in maintaining the Trust Interest, including, but not limited to, making all payments required to maintain the Lease in good standing and registering or transferring caveats necessary to protect Trustee’s and Beneficiary’s interest in the Lease.

(b)

Beneficiary hereby agrees to indemnify Trustee against all actions, claims, suits, costs, demands, losses, damages and expenses of any nature that may be brought against or suffered by Trustee or which Trustee may sustain, pay or incur by reason of any matter or thing whether directly or indirectly arising out of or in any way attributable to Trustee holding the Trust Interest in trust pursuant to this agreement except where caused by Trustee’s gross negligence or wilful misconduct.

8.	Each party shall without further consideration do all such further acts and execute and deliver all such further documents reasonably required to fully perform the terms of this agreement.

9.	This agreement shall enure to the benefit of and is binding upon the parties hereto and their respective successors and assigns.

10.	If a term of this agreement conflicts with a term of the Agreement the term of the Agreement shall prevail and this agreement shall be deemed to be amended accordingly.

IN WITNESS of the foregoing the parties have executed and delivered this agreement as of the date first written above.

TRUSTEE:

_______________________________________

Per:____________________________________

_______________________________________

Print Name/Title:

BENEFICIARY:

________________________________________

Per:_____________________________________

________________________________________

Print Name/Title:

EXECUTION PAGE TO TRUST AGREEMENT DATED THE ___ DAY OF ______ 19__ , BETWEEN

_______________________________________ AND ___________________________________.

This is Schedule “A” attached to and forming part of the Trust Agreement between____________________ and                                                   dated                            , 19      .

the Lease:

the “Agreement”

the Lands:

the Trust Interest:

SCHEDULE B

to the Participation Agreement between Vega Resources Ltd. and

1048136 Alberta Ltd., dated January 28, 2005

Gross Over-Riding Royalty

1997 CAPL FARMOUT AND ROYALTY PROCEDURE

ELECTIONS AND AMENDMENTS

______________________________________________________________________

1.	EFFECTIVE DATE [Subclause 1.01(f)]: January 21, 2005

3.	PAYOUT [Subclause	] Alternate	– Will not apply

3.	INCORPORATION OF CLAUSES FROM 1990 CAPL OPERATING PROCEDURE [Clause 1.02]

Clause 311 (Insurance) – Alternate A.

Add Subclause 311h:

“In addition to the policies of insurance required under Clause 311A of the Operating Procedure, Farmee shall obtain and maintain control of well insurance to the extent of a minimum of three million dollars ($3,000,000) with respect to each well drilled hereunder and each such policy shall also include the waivers of subrogation required by Clause 311A of the Operating Procedure. All costs of insurance maintained by Farmee pursuant to this Clause shall be borne solely by Farmee and, upon request of Farmor, Farmee shall promptly provide Farmor with evidence that such insurance is maintained by Farmee, including a copy of any particular policy of insurance if so requested by Farmor.”

4.	OPTION WELLS [Article 4.00]

This optional Article 4.00 will X / will not __ apply herein.

5.	OVERRIDING ROYALTY [Article 5.00]

This optional Article 5.00 will X / will not __ apply herein.

6.	QUANTIFICATION OF OVERRIDING ROYALTY [Clause 5.01]

for crude oil, Alternate 1 will apply

Alternate 1: 3% of gross monthly production; or
Alternate 2: ___ (divisor); not less than __% and not more than __%

for all other Petroleum Substances, Alternate 1 will apply

Alternate 1: 3% of gross monthly production; or
Alternate 2: if not taken in kind: ____% of gross monthly production; or
if taken in kind ____% of gross monthly production

7.          ROYALTY PAYOR’S ALLOWED DEDUCTIONS OF OVERRIDING ROYALTY NOT TAKEN IN KIND [Subclause 5.04B]

DEDUCTIONS (5.04 B) Alternates:

1 only	__
2 only	__
1 and 2	X
neither 1 nor 2	__

Alternate 2 - 20%

Marketing Fees are not an allowed deduction.

8.	ROYALTY OWNER’S RIGHTS UPON SURRENDER [Subclause 5.08]

Add new paragraph:

“Surrender in this Clause shall include the Royalty Payor’s intention not to make application to continue a Title Document beyond its primary term. The Royalty Owner shall have the right for fifteen (15) days from the date of such surrender notice to request an assignment from the Royalty Payor of the interest that it desires to surrender. From and after the date of such surrender or assignment the Royalty Payor shall be discharged of, from and against any and all obligations with respect to the interests so surrendered or assigned to the extent that such obligations are attributable to the period commencing with the date of the surrender or assignment, and the lands and the leases as hereinbefore defined, shall thereafter be deemed to exclude the interests so surrendered or assigned. The provisions of this Clause shall be subject to the Title Documents covering the lands and in the event of conflict, the provisions of the Title Documents shall prevail.”

9.	CONVERSION OF OVERRIDING ROYALTY [Article 6.00]

This optional Article 6.00 will	/ will not X apply herein

10.	OPERATIONS AT CONVERSION

N/A

11.	AREA OF MUTUAL INTEREST [Article 8.00]

This optional Article 8.00 will X/ will not ___ apply herein.

12.	LIABILITY AND INDEMNITY [Article 10.00]

Add:

“10.03 Survives Termination

This Article shall survive the termination of the Agreement until Farmee has fully and properly abandoned all well sites, surface and subsurface facilities on the Farmout Lands or used in connection with production from the Farmout Lands in accordance with the regulations and has fully restored the surface for such well sites, surface and subsurface facilities in accordance with the regulations.”

13.	LAND MAINTENANCE COSTS [Clause 11.02]

This optional Clause 11.02 will X / will not __ apply herein.

The Farmee will pay the Farmor $__________ with 30 days of Effective Date.

Add:

“Farmee shall be responsible for all rentals on a per diem basis payable on the Title Documents from the Effective Date until Farmee has earned an interest in the Farmout Lands and or the Option Lands or until Farmee’s right to earn any further interest is terminated or surrendered. Thereafter Farmee and Farmor shall pay all rentals and taxes on those Farmout Lands and Option Lands that Farmee has earned an interest in proportionate to the working interests they hold in such Farmout Lands and Option Lands.”